Exhibit 4.3

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 13, 2009, by and among LA-Z-BOY INCORPORATED, a Michigan corporation (“Parent”), KINCAID FURNITURE COMPANY, INCORPORATED, a Delaware corporation, ENGLAND, INC., a Michigan corporation, BAUHAUS U.S.A., INC., a Mississippi corporation, LA-Z-BOY CANADA LIMITED, an Ontario corporation, LA-Z-BOY GREENSBORO, INC., a North Carolina corporation, and LZB MANUFACTURING, INC., a Michigan corporation (collectively, the “Borrowers” and each, a “Borrower”), the Lenders party hereto and WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as administrative agent (the “Agent”).

WITNESSETH:

WHEREAS, the Borrowers, the Subsidiary Guarantors, the Lenders and the Agent are parties to that certain Credit Agreement dated as of February 6, 2008, as amended by that certain First Amendment to Credit Agreement, dated as of April 1, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement), pursuant to which the Lender Group has agreed to make the Revolving Credit Commitments and other financial accommodations available to the Borrowers from time to time pursuant to the terms and conditions thereof;

WHEREAS, the Borrowers have requested that Schedule 8.1(y) to the Credit Agreement, Locations of Collateral, be amended, and the Lenders and the Agent have agreed to the requested amendment on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

11.           Amendments to the Credit Agreement.

(a)           Section 1.1 to the Credit Agreement, Definitions, is hereby modified and amended by inserting the following new definition in appropriate alphabetical order therein:

“Coahuila Facility” means the manufacturing facility used by LZB Manufacturing Inc. and located at Area Industrial Amistad Aeropuerto in Ramos Arizpe, State of Coahuila, Mexico.

(b)           Section 9.4 to the Credit Agreement, Other Reports, is hereby modified and amended by deleting subsection (b)(i) thereto in its entirety and inserting the following in place thereof:

“(i)           a summary inventory report by location and type of Inventory (such types: raw materials, including retail, upholstery and case goods); and finished goods (including retail, upholstery and case goods)) and showing the aggregate amount of work in process, together with a reconciliation to the previous month’s reports and the general ledger accounts and including, without limitation, a valuation of all Inventory located at the Coahuila Facility;”

(c)           Article 12 to the Credit Agreement, Negative Covenants is hereby modified and amended by adding the following Section 12.16 thereto:

“SECTION 12.16       Inventory Located at Coahuila Facility. No Credit Party will, and no Credit Party will permit any of its Subsidiaries to, allow the aggregate book value of any Inventory located at the Coahuila Facility to exceed $30,000,000 at any time.”

(d)           Schedule 8.1(y) to the Credit Agreement, Locations of Collateral, is hereby modified and amended by deleting such Schedule in its entirety and replacing it with Schedule 8.1(y) attached hereto as Exhibit A.

12.           No Other Amendments or Waivers.  Except in connection with the amendment set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents.  Except for the amendment set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and the Borrowers hereby ratify and confirm their respective obligations thereunder.  This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with the Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by the Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein.  The Borrowers acknowledge and expressly agree that the Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents, as amended herein.  The Borrowers have no knowledge of any challenge to the Agent’s or any Lender’s claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

13.           Conditions Precedent to Effectiveness.  This Amendment shall become effective as of the date hereof when, and only when the Agent shall have received counterparts of this Amendment executed by the Borrowers, the Agent and the Required Lenders.

14.           Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.  In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.  Any signatures delivered by a party by facsimile transmission or by electronic mail transmission shall be deemed an original signature hereto.

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15.           Reference to and Effect on the Loan Documents.  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

16.           Section Titles.  The section titles contained in this Amendment are included for the sake of convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the parties.

17.           Entire Agreement.  This Amendment and the other Loan Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties with respect to such transactions.

18.           GOVERNING LAW.  THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

19.           Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:	LA-Z-BOY INCORPORATED, a Michigan corporation

By:
Name:
Title:

KINCAID FURNITURE COMPANY, INCORPORATED, a Delaware corporation

By:
Name:
Title:

ENGLAND, INC., a Michigan corporation

By:
Name:
Title:

BAUHAUS U.S.A., INC., a Mississippi corporation

By:
Name:
Title:

LA-Z-BOY CANADA LIMITED, an Ontario corporation

By:
Name:
Title:

LA-Z-BOY GREENSBORO, INC., a North Carolina corporation

By:
Name:
Title:

LZB MANUFACTURING, INC., a Michigan corporation

By:
Name:
Title:

AGENT AND LENDERS:	WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as the Agent and as a Lender

By:
Name:
Title:

BURDALE FINANCIAL LIMITED, as a Lender

By:
Name:
Title:

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

NATIONAL CITY BUSINESS CREDIT, INC., as a Lender

By:
Name:
Title:

SUNTRUST BANK, as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

COMERICA BANK, as a Lender

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

WELLS FARGO FOOTHILL, LLC, as a Lender

By:
Name:
Title:

Exhibit A

Schedule 8.1(y)
Locations of Collateral

Owned Real Property:

Owned Plants / Warehouses:

La-Z-Boy Greensboro, Inc.
389 Armory Road	North Wilkesboro, NC	28659	Wilkes county
Highway 268 East	North Wilkesboro, NC	28659	Wilkes county

Bauhaus U.S.A., Inc.
One Bauhaus Drive[1]	Saltillo, MS	38866	Lee county
1509 Paul Edmonson Drive	Iuka, MS	38852	Tishomingo county
275 6th Avenue	Sherman, MS	38869	Pontotoc county

England, Inc.
402 Old Knoxville Highway[2]	New Tazewell, TN	37825	Claiborne county
4686 Frontier Way	Stockton, CA	95215	San Joaquin county

Kincaid Furniture Company, Incorporated
240 Pleasant Hill Road[3]	Hudson, NC	28638	Caldwell county

LZB Manufacturing, Inc.
133 Scanlan Street	Newton, MS	39345	Newton county
300 North Newton Dr. (Sewing Center)	Newton, MS	39345	Newton county
9482 Eastside Drive (Dimension plant)	Newton, MS	39345	Newton county
301 Tennessee Street	Redlands, CA	92373	San Bernardino county
4301 Howard Bush Drive	Neosho, MO	64850	Newton county
350 West 10th North	Tremonton, UT	84337	Box Elder county
500 Walnut Grove Road	Dayton, TN	37321	Rhea county
2601 N. Country Club Road	Siloam Springs, AR	72761	Benton county

Owned Retail Stores:

Name of Credit Party	Store Address	County

LZB Furniture Galleries of Kansas City, Inc.	3889 S. Jackson Dr., Independence, MO 64057	Jackson County

Montgomeryville Home Furnishings, Inc.	494 Route 38, Maple Shade, NJ 08052	Burlington County

1 Chief Executive Office of Bauhaus U.S.A., Inc.
2 Chief Executive Office for England, Inc., La-Z-Boy Logistics, Inc. and LADD Transportation, Inc.
3 Chief Executive Office of Kincaid Furniture Company, Incorporated

Name of Credit Party	Store Address	County

LZBFG of South Florida, LLC	6500 N. Federal Hwy, Boca Raton, FL 33487	Palm Beach County
LZBFG of South Florida, LLC	6300 Lake Worth Rd, Lake Worth, FL 33463	Palm Beach County
LZBFG of South Florida, LLC	2600 Sawgrass Mill Circle, Sunrise, FL 33323	Broward County

LZB Furniture Galleries of St. Louis, Inc.	11201 St. Charles Rock Road, Bridgeton, MO 63044	St. Louis County
LZB Furniture Galleries of St. Louis, Inc.	14177 Manchester Road, Manchester, MO 63011	St. Louis County

LZB Furniture Galleries of Washington, D.C., Inc.	7252 W. Broad Street, Richmond, VA 23294	Independent city
LZB Furniture Galleries of Washington, D.C., Inc.	11000 Midlothian Turnpike, Richmond, VA 23235	Independent city
LZB Furniture Galleries of Washington, D.C., Inc.	21320 Signal Hill Plaza, Sterling, VA 20164	Loudoun County
LZB Furniture Galleries of Washington, D.C., Inc.	12100 Jefferson Farm Pl., Waldorf, MD 20601	Charles County

Owned Offices:

La-Z-Boy Incorporated	1284 N. Telegraph Road, Monroe, MI 48162[4]	Monroe County

Leased Real Property:

Leased Warehouses:

Outside warehouse location	Tenant name	Warehouseman name	Warehouseman address

3503 Enterprise Ave., Webb City, MO 64801; 3001 Davis Blvd., Joplin, MO 64801	LZB Manufacturing, Inc.	Standard Transportation Services, Inc.	Warehouse Division, 1801 Roosevelt Avenue, P.O. Box 2725, Joplin, MO 64803

1791 N. Broadway; Dayton, TN 37321	LZB Manufacturing, Inc.	Warehouse Services Unlimited, Inc.	P.O. Box 52, Dayton, TN 37321

4381 Doniphan Drive, Neosho, MO	LZB Manufacturing, Inc.	Eugene S. Schwartz, Trustee of the Eugene S. Schwartz Revocable Trust	300 Nelson Avenue, Neosho, MO 64850

4 Chief Executive Office for La-Z-Boy Incorporated, LZB Carolina Properties, Inc., LZB Delaware Valley, Inc., LZB Delaware Valley Properties, Inc., LZB Finance, Inc., LZB Manufacturing, Inc., LZB Retail, Inc., Boca Raton Galleries, LLC, LZB Furniture Galleries of Boston, Inc., LZB Furniture Galleries of Kansas City, Inc., LZB Furniture Galleries of Paramus, Inc., LZB Furniture Galleries of St. Louis, Inc., LZBFG of South Florida, LLC and LZB Furniture Galleries of Washington D.C., Inc.

Outside warehouse location	Tenant name	Warehouseman name	Warehouseman address

512 King Edwards, Cleveland, TN	LZB Manufacturing, Inc.	Warehouse Concepts, LLC	2765 Michigan Ave., NE Cleveland, TN 37323

13827 Carmenita Rd, Unit D; Santa Fe Springs, CA 90670	LZB Manufacturing, Inc.	Watkins and Shepard Trucking, Inc.	1500 Blaine St., Helena, MT 59601

1224 Pecan Ave, Philadelphia, MS 39350	LZB Manufacturing, Inc.	City of Philadelphia, Mississippi	525 Main Street, Philadelphia, MS 39350

107 Old Decatur Rd.; Union, MS 39365	LZB Manufacturing, Inc.	Apache Products Company	107 Service Road, Anderson, SC 29625

5015 East Raines Road; Memphis, TN 38118	LZB Manufacturing, Inc.	Expeditors	5396 Distriplex Farms Dr. Memphis, TN 38141

2203 Sherrill Drive; Statesville, NC 28625	La-Z-Boy Greensboro, Inc.	NK-Statesville Property LLC	c/o Newkirk Realty Trust, Inc., 7 Bullfinch Place, Ste. 500, P.O. Box 9507, Boston, MA 02114

2424 Norwood St., Lenoir, NC 28645	Kincaid Furniture Company, Incorporated	Schwarz & Schwarz, Inc.	P.O. Box 1104, Asheboro, NC 27204

800 S. Weber Rd., Bolingbrook, IL 60490	La-Z-Boy Showcase Shoppes, Inc.	MLRP Kopperud Phase II, LLC	c/o ML Realty Partners, LLC, One Pierce Place, Itasca, IL 60143

800 Centerpoint Blvd., New Castle, DE 19720[5]	Montgomeryville Home Furnishings, Inc.	Centerpoint 800, LLC	1201 North Market St., Ste. 1605, Wilmington, DE 19801

900 International Parkway, Sunrise, FL 33325	LZBFG of South Florida, LLC	AMB/NDP Local, L.P.	c/o AMP Property, L.P., Sixty State Street, Ste. 1200, Boston, MA 02109

1791 Crossroads Dr., Odenton, MD 21113	LZB Furniture Galleries of Washington, D.C., Inc.	Arundel Crossing III, L.L.C.	c/o Opus Properties, L.L.C., 10350 Bren Road, Minnetonka, MN 55343

7702 E. Funston, Wichita, KS 67207	LZB Furniture Galleries of Kansas City, Inc.	Thomas Transfer & Storage Co. Inc.	7701 E. Osie, Wichita, KS 67207

Leased Stores:

See attached.

5 Chief Executive Office of Montgomeryville Home Furnishings, Inc.

Leased Offices:

Office location	Tenant name	Landlord name	Landlord address

4900 Hickory Blvd., Hickory, NC 28601	Kincaid Furniture Company, Incorporated	Gregory A. Kaziah (d/b/a Ashley/Brooke)	Property Group, LLC, 4996 Hickory Blvd., Hickory, NC

4310 Regency Drive, Suite 101, High Point, NC 27265[6]	La-Z-Boy Greensboro, Inc.	J&A Regency, LLC and 4 Smiths Regency, LLC	c/o North State Property Company, 3288 Robinhood Road, Winston-Salem, NC 27103

724 Hoffman Street, Hammond, IN 46327[7]	La-Z-Boy Showcase Shoppes, Inc.	Forcey Properties MLRP Kopperud Phase II LLC	One Pierce Place Ithasca, IL 60143

13145 Lake Front Drive, Earth City, MO, 63045	LZB Furniture Galleries of St. Louis, Inc.	13185 LF Corporation	75 Remittance Drive, Suite 1589 Chicago, IL 60675

N-240 Holiday Inn Drive, Cambridge, ON N3C 3X4, Canada[8]	La-Z-Boy Canada Limited	H. De Groot Real Estate Limited	590 Eastgate Walk Waterloo, ON N2K 2W2

Other locations:  Elk Air Partners, L.L.C.

No. 116 Moo 1, Tambol Banchang, Amphoe, Panusnikom, Chonburi, Thailand.

Irvin Industries offices, 333 Industrial Drive, Adrian, MI 49221-7801 – books and records relating to ELK Air Partners, L.L.C.

Leased Manufacturing Facility

Manufacturing facility location	Credit Party using facility	Tenant name	Landlord name and address

689,338.07 square foot building located at Area Industrial Amistad Aeropuerto in Ramos Arizpe, State of Coahuila, Mexico	LZB Manufacturing, Inc.	La-Z-Boy Muebles, S. de R.L. de C.V.	Parques Industriales Amistad, S.A. de C.V. Periferico Luis Echeverria 1560 Torre Saltillo piso 12 Col. Guanajuato 25280 Saltillo, Coahuila, Mexico

6 Chief Executive Office of La-Z-Boy Greensboro, Inc.
7 Chief Executive Office of La-Z-Boy Showcase Shoppes, Inc.
8 Chief Executive Office of La-Z-Boy Canada Limited

Freight Forwarders:

Entities using forwarder	Freight Forwarder Name	Freight Forwarder Address

Kincaid Furniture Company, Incorporated, LZB Manufacturing, Inc.	Agility (Geologistics)	3505 Naturally Fresh Boulevard, Suite 340 Atlanta, Georgia, 30349

La-Z-Boy Greensboro, Inc.	Global Link Logistics, Inc.	101 University Avenue, Suite 230 Palo Alto, CA 94301

La-Z-Boy Greensboro, Inc.	Expeditors	1015 Third Ave, 12th Floor Seattle WA 98104

La-Z-Boy Greensboro, Inc.	CH Robinson	14701 Charlson Road Eden Prairie, MN 55347-5076

La-Z-Boy Greensboro, Inc., Kincaid Furniture Company, Incorporated, LZB Manufacturing, Inc.	Schenker DB Logistics	1800 Nicholas Blvd Elk Grove Village IL 60007

La-Z-Boy Greensboro, Inc.	Schenker Charleston	7221 Investment Drive N. Charleston, SC 29418

Kincaid Furniture Company, Incorporated, La-Z-Boy Greensboro, Inc.	American Global (test shipments)	53 Perimeter Center East, Suite 450 Atlanta, GA 30346

Bauhaus U.S.A., Inc.	Evergreen Marine	Evergreen Shipping Agency (America) Corporation (Atlanta Office)100 Galleria Parkway N.W., Suite 1020 Atlanta, Georgia 30339

Bauhaus U.S.A., Inc.	UTI	Suites 1000 And 1500 100 Oceangate, Long Beach Los Angeles, Ca 90802

England, Inc.	Jas Forwarding, Inc.	One Lakeview Place 25 Century Blvd., # 603 Nashville, TN 37214